Exhibit 10.41

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 26, 2013, to that Indenture dated as of September 30, 1997 (as previously amended or supplemented prior to the date hereof) by and between Kellwood Company (the “Company”) and The Bank of New York Mellon Trust Company National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of September 30, 1997, as amended and supplemented to the date hereof (the “Indenture”), providing for the issuance of 7 5/8% Debentures due 2017 (the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (excluding amounts owned by the Company or an Affiliate) (the “Requisite Consents”), amend or supplement the Indenture and the Notes;

WHEREAS, Apparel Holding Corp., the Company’s direct parent (“Parent”), has filed a registration statement on Form S-1 with the U.S. Securities and Exchange (the “SEC”) to register and sell shares of its common stock, par value $0.01 per share (after giving effect to the adoption and effectiveness of Parent’s amended and restated certificate of incorporation), in an initial public offering (the “IPO”);

WHEREAS, on November 5, 2013, in anticipation of the IPO and the launch of a related tender offer for all issued and outstanding Notes (the “Offer”), the Company entered into a tender and support agreement (the “Support Agreement”) with a holder of the Notes (the “Support Agreement Holder”) pursuant to which such holder agreed to tender its Notes and consent to certain proposed amendments to the Indenture (the “Proposed Amendments”);

WHEREAS, the Support Agreement Holder holds at least a majority in principal amount of the outstanding Notes (excluding amounts owned by the Company or an Affiliate) as required by the Indenture to authorize the Proposed Amendments;

WHEREAS, in accordance with the terms of the Support Agreement, the Company and the Support Agreement Holder desire for the Proposed Amendments to become operative immediately after the Support Agreement Holder receives the payments contemplated under the Support Agreement in accordance with the terms thereof, which payments are to be made by the Company on or after the closing of the IPO in connection with an early or final settlement of the Offer (the “Operative Time”);

WHEREAS, the Company has received the Requisite Consents to effect the Proposed Amendments (pursuant to the Support Agreement), and has provided the Trustee with an Officers’ Certificate, pursuant to Section 9.6 of the Indenture, certifying as to the same;

WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture;

WHEREAS, pursuant to Section 9.6 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO THE INDENTURE AND THE NOTES. Effective as of the date hereof, the Company and the Trustee hereto acknowledge and agree that the following amendments to the Indenture shall become operative automatically at the Operative Time, without any further action by any party.

2.1. Amendment of Section 4.4.

Section 4.4 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.2. Amendment of Section 4.5.

Section 4.5 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.3. Amendment of Section 4.6.

Section 4.6 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.4. Amendment of Section 4.7.

Section 4.7 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.5. Amendment of Section 4.8.

Section 4.8 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.6. Amendment of Section 4.9.

Section 4.9 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.7. Amendment of Sections 4.10.

Section 4.10 of the Indenture is hereby deleted in its entirety and each such is replaced with the following: “[intentionally omitted].”

2.8. Amendment of Section 5.1.

Section 5.1 of the Indenture is hereby deleted in its entirety and is replaced with the following:

“The Company will not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets in one transaction or a series of related transactions or assign any of its obligations under this Indenture or the Securities to, any Person unless the Surviving Entity assumes by a supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Securities and this Indenture; provided, that it is understood and agreed that (a) the transfer of Vince, LLC by the Company to Vince Intermediate Holding, LLC (the “Vince Transfer”) shall not be considered a sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and (b) Vince Intermediate Holding, LLC shall not be a Surviving Entity hereunder as a result of the Vince Transfer. “Surviving Entity” means the entity formed by or surviving any such consolidation or merger (if other than the Company), or the entity to which such sale, lease, conveyance, or other disposition of all or substantially all of the assets of the Company or assignment or the Company’s obligations shall have been made.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture; provided, that no such Officers’ Certificate or Opinion of Counsel shall be required in connection with the Vince Transfer.”

2.9. Amendment of Sections 5.2.

Section 5.2 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted].”

2.10. Amendment of Sections 6.01(c), (d) and (e)

Sections 6.01(c), (d) and (e) of the Indenture are hereby deleted in their entirety and each such section is replaced with the following: “[intentionally omitted].”

3. EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE. Upon the execution of this Supplemental Indenture by the Company and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the amendments to the Indenture referred to in Section 2 above will not become operative until the Operative Time.

4. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

9. SUCCESSORS. All agreements of the Company in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

KELLWOOD COMPANY

By:	/s/ Keith A. Grypp
Name:	Keith A. Grypp
Title:	Senior Vice President, Secretary and
General Counsel

THE BANK OF NEW YORK MELLON TRUST COMPANY NATIONAL ASSOCIATION, as Trustee

By:	/s/ R. Tarnas
Name:	R. Tarnas
Title:	Vice President